United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

October 8, 2013

Date of Report

[Date of Earliest Event Reported]

CAPITAL GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

Minnesota	000-17064	41-1430130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16624 North 90th Street, Suite 200, Scottsdale, AZ 85260

(Address of Principal Executive Offices, including zip code)

(480) 998-2100

(Registrant’s Telephone Number, including area code)

___________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Appointment of independent registered public accounting firm

On October 8, 2013 (the “Engagement Date”), Capital Group Holdings, Inc. (the Company) engaged MaloneBailey, LLP (“MB”) as its independent registered public accounting firm for the Company’s fiscal years ended June 30, 2013 and 2012 and for the interim period ended September 30, 2013. The engagement of MB as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with MB regarding either:

1.  the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that MB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.  any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Group Holdings, Inc.

Date: October 11, 2013

By: /s/ Kenneth J. Yonika

Kenneth J. Yonika, CPA

Chief Financial Officer